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                                                                     EXHIBIT 5.1

                 [Orrick, Herrington & Sutcliffe LLP Letterhead]


                                January 31, 2002

ESS Technology, Inc.
48401 Fremont Boulevard
Fremont, California  94538

                  Re:      ESS Technology, Inc.
                           Registration Statement on Form S-3


Ladies and Gentlemen:

                  At your request, we are rendering this opinion in connection with a proposed sale of up to 920,000 shares (the "Secondary Shares") of common stock of ESS Technology, Inc., a California corporation (the "Company"), no par value, by selling shareholders pursuant to a Registration Statement on Form S-3 filed by the Company (the "Rule 462(b) Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The Rule 462(b) Registration Statement relates to the Company's Registration Statement on Form S-3 (Registration No. 333-74980) filed with the Securities Exchange Commission (the "Commission") on December 12, 2001 under the Act and Amendment No. 1 to such Registration Statement filed with the Commission on January 3, 2002 and declared effective by the Commission on January 31, 2002, relating to 4,600,000 shares of Common Stock (including 600,000 shares subject to an over-allotment option).

                  We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

                  Based on such examination, we are of the opinion that the Secondary Shares are legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the use of our name wherever it appears in the Rule 462(b) Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Rule 462(b) Registration Statement, including this opinion as an exhibit or otherwise.

                                              Very truly yours,
                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP